Exhibit 1

CHINA UNICOM LIMITED (Stock Code: 762)
(Incorporated in Hong Kong with limited liability under Companies Ordinance)

Announcement
Poll Results at Annual General Meeting

The Board of Directors (the “Board”) of China Unicom Limited (the “Company’) is pleased to announce the shareholders of the Company passed by way of poll all ordinary resolutions proposed at the Annual General Meeting (the “AGM”) of the Company held on 11 May 2007. The poll results are as follows:

		No. of Votes (%)
Resolutions		For	Against
1.	To receive and consider the financial statements and the Reports	11,188,502,228	126,100
	of the Directors and of the Independent Auditor for the year ended 31 December 2006.	(99.9989%)	(0.0011%)
	As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
2.	To declare a final dividend of RMB0.18 (HK$0.18290) per	11,324,784,764	56,564
	share for the year ended 31 December 2006.	(99.9995%)	(0.0005%)
	As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
3.	(a) To elect or re-elect
	(i) Mr. Shang Bing as Director;	11,300,194,244	13,411,484
		(99.8815%)	(0.1185%)
	As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
	(ii) Ms. Li Jianguo as Director;	11,301,297,794	12,307,934
		(99.8912%)	(0.1088%)
	As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
	(iii) Mr. Yang Xiaowei as Director;	11,268,232,759	35,372,969
		(99.6871%)	(0.3129%)
	As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
	(iv) Mr. Wu Jinglian as Director; and	11,308,881,134	4,724,594
		(99.9582%)	(0.0418%)
	As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
	(v) Mr. Shan Weijian as Director.	11,283,252,572	27,791,719
		(99.7543%)	(0.2457%)
	As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
	(b) To authorize the Directors to fix remuneration of the	11,307,387,744	16,977,584
	Directors for the year ending 31 December 2007.	(99.8501%)	(0.1499%)
	As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
4.	To re-appoint PricewaterhouseCoopers as auditors, and to	11,323,955,098	410,230
	authorize the Directors to fix their remuneration for the year ending 31 December 2007.	(99.9964%)	(0.0036%)
	As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
5.	To grant a general mandate to the Directors to repurchase shares	11,324,174,744	666,584
	in the Company not exceeding 10% of the aggregate nominal amount of the existing issued share capital.	(99.9941%)	(0.0059%)
	As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
6.	To grant a general mandate to the Directors to issue, allot and	10,435,282,430	889,558,898
	deal with additional shares in the Company not exceeding 20% of the existing issued share capital.	(92.1451%)	(7.8549%)
	As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
7.	To extend the general mandate granted to the Directors to issue,	10,321,881,813	1,002,959,515
	allot and deal with shares by the number of shares repurchased.	(91.1437%)	(8.8563%)
	As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
8.	To approve the amendments to the Share Option Scheme and	10,496,053,069	828,788,259
	the Pre-Global Offering Share Option Scheme of the Company.	(92.6817%)	(7.3183%)
	As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.
9.	To approve the amendments to certain terms of the options	10,656,410,509	668,330,819
	granted under the Share Option Scheme and the Pre-Global Share Option Scheme.	(94.0985%)	(5.9015%)
	As more than 50% of the votes were cast in favour of the resolution, the resolution was duly passed.

As at the date of the AGM, the number of issued shares of the Company was 12,694,123,270 shares, which was the total number of shares entitling the holders to attend and vote for or against the resolutions proposed at the AGM. There were no restrictions on any shareholders casting votes on any of the resolutions at the AGM.

The scrutineer for the vote-taking at the AGM was Hong Kong Registrars Limited, the share registrar of the Company.

As at the date of this announcement, the Board of Directors of the Company comprises:

Executive Directors:	Chang Xiaobing, Shang Bing, Tong Jilu, Li Jianguo, Yang Xiaowei, Li Zhengmao, Li Gang and Zhang Junan
Non-Executive Director:	Lu Jianguo
Independent Non-Executive Directors:	Wu Jinglian, Shan Weijian, Cheung Wing Lam, Linus, and Wong Wai Ming

By Order of the Board China Unicom Limited Chu Ka Yee Company Secretary

Hong Kong, 11 May 2007